SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2017

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 E. John Carpenter Frwy. Suite 1600 Irving, TX	75062
(Address of principal executive offices)	(Zip Code)

(972) 444-4900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On August 17, 2017, FelCor Lodging Trust Incorporated (“FelCor”) issued a press release announcing that its Board of Directors declared a prorated dividend of $0.04 per share of common stock in anticipation of the pending merger with RLJ Lodging Trust, which is expected to close on or about August 31, 2017, payable on August 30, 2017 to all holders of record at the close of business on August 28, 2017.

The per share dividend amount payable by FelCor will be equal to FelCor’s most recent quarterly per share dividend ($0.06), multiplied by the number of days elapsed since the first day of the current dividend period (July 1, 2017) through and including August 30, 2017, divided by the actual number of days in the calendar quarter in which such dividend is declared (92).

A copy of the press release is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated August 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

August 17, 2017	By:	/s/ Bianca S. Green
		Name:	Bianca S. Green
		Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT LIST

Exhibit Number	Description
99.1	Press release, dated August 17, 2017.